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                                                                   EXHIBIT 10.58

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

                  THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of August 2, 2000, by and between Coram Healthcare Corporation, a Delaware corporation (the "Company"), and Daniel D. Crowley ("Executive").

                                    RECITALS

                  A. The parties previously made and executed that certain Employment Agreement, effective November 30, 1999, that was subsequently amended effective as of November 30, 1999 and as of April 6, 2000 (collectively, the "Employment Agreement").

                  B. Each of the parties desires to amend the Employment Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises set forth above and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

                  1. AMENDMENT. Section 3(j) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following provision:

         In addition to the Base Salary and any other bonuses payable under the Agreement, Executive shall also earn a success bonus in the amount of $1,800,000 (the "Success Bonus"), upon confirmation of a plan of reorganization of the Company and its subsidiary Coram, Inc. ("CI") that has been confirmed by this Board of Directors that includes a "Refinancing" (as that term is defined below) of the Company's "Principal Debt Instruments" (as that term is defined below). Such Success Bonus shall be paid immediately upon the effective date of such plan of reorganization from Free Cash or any credit instrument to which the Company is a party and from which the Company may borrow funds as of the time such success bonus is due.

         The term "Principal Debt Instruments" shall mean (a) the Revolving Credit Facility; and (b) that certain Securities Exchange Agreement, dated as of May 6, 1998, as amended, by and between the Company; Coram, Inc.; Cerberus Partners, L.P.; Goldman Sachs Credit Partners, L.P.; and Foothill Capital Corporation and the Series A and Series B Notes issued pursuant thereto.

         The term "Refinancing" shall mean a transaction or series of related transactions approved by the Company's Board of Directors that provides for either: (a) the conversion of some or all of the Principal Debt Instruments into a combination of new debt instruments and shares of common or preferred stock issued by the Company or CI; or (b) the conversion of the Principal Debt Instruments into new debt instruments issued by the Company or CI.

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         2.       COUNTERPARTS. This Amendment may be executed in separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

         3. MISCELLANEOUS. Except as expressly amended by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Employment Agreement, the terms "hereinafter," "hereto," hereof, and other words of similar import shall, unless the context otherwise requires, mean the Employment Agreement as amended by this Amendment. In the event of any conflict or inconsistency between the terms and conditions of the Employment Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control. All terms appearing in this Amendment with initial capitalization shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORAM HEALTHCARE CORPORATION                      EXECUTIVE


By:  /s/    Scott T. Larson                       /s/    Daniel D. Crowley
     ----------------------------                 -----------------------------
    Name:   Scott T. Larson                              Daniel D. Crowley
    Title:  Senior Vice President
               and Secretary








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